As filed with the Securities and Exchange Commission on July 17, 2006
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUTRACEA
(Exact Name of Registrant as Specified in Its Charter)

California	87-0673375
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1261 Hawk’s Flight Court
El Dorado Hills, California 95762
(Address of Principal Executive Offices)

The RiceX Company 1997 Stock Option Plan;
Non-Plan options to purchase common stock granted by The RiceX Company; and
NutraCea 2005 Equity Incentive Plan
(Full Title of the Plans)

Bradley Edson
Chief Executive Officer
NutraCea
1261 Hawk’s Flight Court
El Dorado Hills, California 95762
(916) 933-7000
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Christopher V. Chediak, Esq.
Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall, 11th Floor
Sacramento, CA 95814

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock to be issued under The RiceX Company 1997 Stock Option Plan	6,580,285 (2)	$.35 (3)	$2,303,099.75	$246.43
Common Stock to be issued upon exercise of non-plan options granted by The RiceX Company	321,783 (4)	$.50 (3)	$160,891.50	$17.22
Common Stock to be issued under the Registrant’s 2005 Equity Incentive Plan	10,000,000 (5)	$.95 (6)	$ 9,500,000	$1,016.5

(1)	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Represents shares issuable upon exercise of outstanding stock options granted under The RiceX Company 1997 Stock Option Plan, as amended, which were assumed by the Registrant on October 4, 2005, pursuant to an Agreement and Plan of Merger and Reorganization among the Registrant, Red Acquisition Corporation and The RiceX Company.

(3)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the weighted average exercise price of the outstanding options.

(4)
Represents shares issuable upon exercise of outstanding non-plan stock options granted by the RiceX Company, which were assumed by the Registrant on October 4, 2005, pursuant to an Agreement and Plan of Merger and Reorganization among the Registrant, Red Acquisition Corporation and The RiceX Company.

(5)	Represents shares that are reserved for issuance under the Registrant’s 2005 Equity Incentive Plan.

(6)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the common stock of the Registrant on July 14, 2006, as reported on the OTC Bulletin Board on July 14, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

NutraCea (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (“Commission”):
(a)	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 10-SB filed with the Commission on April 19, 2001 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d)
All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof, shall not be incorporated by reference into this Registration Statement.

Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 204 of the California General Corporation Law provides that a corporation may, in its Articles of Incorporation, eliminate or limit the personal liability of a director for monetary damages in an action brought by or in the name of the corporation for a breach of a director's duties to the corporation except to the extent that the liability arises from intentional misconduct or knowing violation of law, actions contrary to the best interests of the corporation or involving the absence of good faith, transactions in which a director receives an improper benefit, actions that violate the director's duty of care, or actions for which directors have personal liability under the California General Corporation Law.

Section 317 of the California General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding if such person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation. If the proceeding is a criminal proceeding the person to be indemnified must also have had no reasonable cause to believe that such person's conduct was unlawful. Such indemnity may be granted by the corporation if the person is successful in the defense of the matter or if it is determined that such indemnity is proper by a quorum of directors that are not involved in such proceeding, by an independent counsel in a written opinion, by a majority of the shareholders, or the court in which such proceeding is pending.

The Company has adopted provisions in its Articles of Incorporation and Bylaws to limit the liability of directors and provide indemnity to the full extent permitted by the California General Corporation Law. Such provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a director and officer liability insurance policy.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

4.01
Restated and Amended Articles of Incorporation as filed with the Secretary of State of California as of December 13, 2001 (incorporated herein by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-KSB filed with the Commission on April 16, 2002).

4.02
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003 (incorporated herein by reference to Exhibit 3.01.1 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

4.03
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003 (incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on November 19, 2003).

4.04
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005 (incorporated herein by reference to Exhibit 3.03 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

4.05	Registrant’s Bylaws, as amended (incorporated herein by reference to Exhibit 3.05 to Registrant’s Form SB-2 filed with the Commission on June 12, 2006).

4.06	The RiceX Company 1997 Stock Option Plan (incorporated herein by reference to The RiceX Company’s Registration Statement on Form 10-SB, filed on May 18, 1998).

4.07	The Registrant’s 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.02 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

5.01	Opinion of Weintraub Genshlea Chediak Law Corporation.

23.01	Consent of Malone & Bailey, PC, Certified Public Accountants.

23.02	Consent of Weintraub Genshlea Chediak Law Corporation (included in Exhibit 5.01).

24.01	Power of Attorney (see signature page).

99.01
Form of Option Assumption Agreement between the Registrant and option holders relating to assumed stock options granted pursuant to The RiceX Company 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.45 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

99.02
Form of Option Assumption Agreement between Registrant and option holders relating to assumed non-plan stock options granted by The RiceX Company (incorporated herein by reference to Exhibit 10.46 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

ITEM 9.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 14th day of July, 2006.

NUTRACEA

By:	/s/ Bradley Edson
Bradley Edson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bradley Edson and Todd C. Crow, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Bradley Edson	President, Chief Executive Officer	July 17, 2006
Bradley Edson	and a Director

Principal Financial Officer
and Principal Accounting Officer:

/s/ Todd C. Crow	Vice President, Finance and	July 14, 2006
Todd C. Crow	Chief Financial Officer

Additional Directors:

/s/ David Bensol	Director	July 14, 2006
David Bensol

/s/ Eliot Drell	Director	July 14, 2006
Eliot Drell

/s/ James C. Lintzenich	Director	July 14, 2006
James C. Lintzenich

/s/ Edward L. McMillan	Director	July 14, 2006
Edward L. McMillan

/s/ Patricia McPeak	Director	July 17, 2006
Patricia McPeak

/s/ Steven W. Saunders	Director	July 14, 2006
Steven W. Saunders

/s/ Kenneth L. Shropshire	Director	July 14, 2006
Kenneth L. Shropshire

EXHIBIT INDEX

Exhibit No.	Description

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

4.01
Restated and Amended Articles of Incorporation as filed with the Secretary of State of California as of December 13, 2001 (incorporated herein by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-KSB filed with the Commission on April 16, 2002).

4.02
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003 (incorporated herein by reference to Exhibit 3.01.1 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

4.03
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003 (incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on November 19, 2003).

4.04
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005 (incorporated herein by reference to Exhibit 3.03 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

4.05	Registrant’s Bylaws, as amended (incorporated herein by reference to Exhibit 3.05 to Registrant’s Form SB-2 filed with the Commission on June 12, 2006).

4.06	The RiceX Company 1997 Stock Option Plan (incorporated herein by reference to The RiceX Company’s Registration Statement on Form 10-SB, filed on May 18, 1998).

4.07	The Registrant’s 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.02 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

5.01	Opinion of Weintraub Genshlea Chediak Law Corporation.

23.01	Consent of Malone & Bailey, PC, Certified Public Accountants.

23.02	Consent of Weintraub Genshlea Chediak Law Corporation (included in Exhibit 5.01).

24.01	Power of Attorney (see signature page).

99.01
Form of Option Assumption Agreement between the Registrant and option holders relating to assumed stock options granted pursuant to The RiceX Company 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.45 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).

99.02
Form of Option Assumption Agreement between Registrant and option holders relating to assumed non-plan stock options granted by The RiceX Company (incorporated herein by reference to Exhibit 10.46 to Registrant’s Form SB-2 filed with the Commission on November 21, 2005).